Exhibit 21.1

Subsidiaries of Globalstar, Inc.

As of December 31, 2019, the subsidiaries of Globalstar, Inc., their jurisdiction of organization and the percent of their voting securities owned by their immediate parent entity were as follows:

Subsidiary	Organized Under Laws of	% of Voting Securities Owned by Immediate Parent
GSSI, LLC	Delaware	100%
ATSS Canada, Inc.	Delaware	100%
Globalstar Brazil Holdings, L.P.	Delaware	100%
Globalstar do Brasil Holdings Ltda.	Brazil	100%
Globalstar do Brasil Ltda.	Brazil	100%
Globalstar Japan K.K.	Japan	100%
Globalstar Satellite Services Pte., Ltd	Singapore	100%
Globalstar Communications Mongolia LLC	Mongolia	100%
Globalstar Satellite Services Pty., Ltd	South Africa	70%
Globalstar C, LLC	Delaware	100%
Globalstar Leasing LLC	Delaware	100%
Globalstar Licensee LLC	Delaware	100%
Globalstar Security Services, LLC	Delaware	100%
Globalstar USA, LLC	Delaware	100%
GUSA Licensee LLC	Delaware	100%
Globalstar Canada Satellite Co.	Nova Scotia, Canada	100%
Globalstar de Venezuela, C.A.	Venezuela	100%
Globalstar Colombia, Ltda.	Colombia	100%
Globalstar Caribbean Ltd.	Cayman Islands	100%
Globalstar Republica Dominicana, S.A.	Dominican Republic	100%
GCL Licensee LLC	Delaware	100%
Globalstar Americas Acquisitions, Ltd.	British Virgin Islands	100%
Globalstar Americas Holding Ltd.	British Virgin Islands	100%
Globalstar Gateway Company S.A.	Nicaragua	100%
Globalstar Americas Telecommunications Ltd.	British Virgin Islands	100%
Globalstar Honduras S.A.	Honduras	100%
Globalstar Nicaragua S.A.	Nicaragua	100%
Globalstar de El Salvador, SA de CV	El Salvador	100%
Globalstar Panama, Corp.	Panama	100%
Globalstar Guatemala S.A.	Guatemala	100%
Globalstar Belize Ltd.	Belize	100%
Astral Technologies Investment Ltd.	British Virgin Islands	100%
Astral Technologies Nicaragua S.A.	Nicaragua	100%
SPOT LLC	Colorado	100%
Globalstar Asia Pacific	Korea	49%
Globalstar Media, LLC	Louisiana	100%
Globalstar Broadband Services, Inc.	Delaware	100%

Subsidiary	Organized Under Laws of	% of Voting Securities Owned by Immediate Parent
The World’s End (Pty) Ltd.	Botswana	74%
Globaltouch West Africa Limited	Nigeria	30%
Globalstar International, LLC	Delaware	100%
Globalstar Telecomunicaciones Perú S.A.C.	Peru	100%
Globalstar Netherlands B.V.	Netherlands	100%
Mobile Satellite Services B.V.	Netherlands	100%
Globalstar Europe, S.A.S.	France	100%
Globalstar Gabon	Gabon	100%
Globalstar Europe Satellite Services, Ltd.	Ireland	100%
Globalstar Holding US, LLC	Delaware	100%
Globalstar Slovakia, S.R.O.	Slovakia	100%
Globalstar Argentina S.R.L.	Argentina	100%
GSAT Bucharest S.R.L.	Romania	100%
Globalstar Albania sh.p.k.	Albania	100%
Globalstar Communications Spain, S.L.	Spain	100%
Globalstar London Limited	United Kingdom	100%
Leosat Portugal, Unipessoal, LDA	Portugal	100%
Globalstar Montenegro	Montenegro	100%
Leosat Kenya Limited	Kenya	100%
Mobile Satellite Services Rwanda Ltd	Rwanda	100%
Globalstar Satellite Namibia (PTY) LTD	Namibia	70%
Globalstar Moçamibque LDA	Mozambique	75%
Globalstar GE, SL	Equatorial Guinea	100%
Mobile Satellite Services Mexico S. de R.L. de C.V.	Mexico	100%
Global Star Majan LLC	Oman	100%
Globalstar Japan, Inc.	Japan	51%